UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2015
Johnson Outdoors Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-16255	39-1536083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Main Street, Racine, Wisconsin 53403
(Address of principal executive offices, including zip code)

(262) 631-6600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02.    Results of Operations and Financial Condition.

On May 8, 2015, Johnson Outdoors Inc. (the “Company”) issued a press release announcing results for the second fiscal quarter ended April 3, 2015 (the “Press Release”). A copy of the Press Release was furnished as Exhibit 99.1 to the original Form 8-K Report filed by the Company with the Securities and Exchange Commission on May 8, 2015.

Subsequent to issuance of the Press Release, the Company discovered that it had incorrectly calculated the diluted earnings per share for the Company for the comparative three and six month periods ended March 28, 2014.  The Company originally reported diluted earnings per share in the Press Release for the three and six month periods ended March 28, 2014 of $0.67 and $0.30 per diluted share, respectively.  After correcting the error, the Company's diluted earnings per share for the three and six month periods ended March 28, 2014 were $0.74 and $0.52 per diluted share, respectively, which represents an increase of $0.07 and $0.22 per diluted share, respectively, for such periods.  Attached hereto as Exhibit 99.1 is an amended copy of the Company's Press Release with the corrected diluted earnings per share information for the three and six month periods ended March 28, 2014.  No other changes were made to the Press Release.

The information in this Form 8-K/A, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being furnished herewith:

99.1	Updated Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON OUTDOORS INC.
Date: May 18, 2015	By: /s/ David W. Johnson
David W. Johnson, Vice President and Chief Financial Officer

JOHNSON OUTDOORS INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

99.1	Updated Press Release.